UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8 - K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 29, 2006 (March 27, 2006)

American Energy Production, Inc.
(Exact name of registrant as specified in its charter)

Texas	333-52812	74-2945581
(State of incorporation)	(Commission File Number)	(IRS Employer ID Number)

6073 Hwy 281 South, Mineral Wells, TX 76067
(Address of principal executive offices)

(210) 410-8158
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a) Not applicable.

(b) Not applicable

(c) Not applicable.

(d) Disclosure…when a new director is elected

On March 27, 2006, Larry P. Horner was appointed to the Board of Directors of the Company. Mr. Horner is a licensed CPA and brings an extensive background in service to public companies both as an independent auditor, then later as an executive officer and as a consultant. Additionally, Mr. Horner has significant experience in relation to oil and gas exploration and development and this experience will benefit the Company greatly. Mr. Horner will be the Chairman of the Corporate Governance Committee. Attached as Exhibit 99.1 is a bio of Mr. Horner

 Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

    99.1 Bio of Larry P. Horner

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Energy Production, Inc.

Date: March 29, 2006	By:	/s/ Charles Bitters

Chief Executive Officer